EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Interchange Corporation
We consent to the incorporation by reference in the registration statements (No. 333-120638 and No. 333-127810) on Form S-8 and the registration statement (No. 333-129539) on Form S-3 of Interchange Corporation of our report dated February 16, 2006, appearing in the Annual Report on Form 10-KSB of Interchange Corporation for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus which is part of the registration statement on Form S-3.

/s/ HASKELL & WHITE LLP

Irvine, California
March 21, 2006